CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

MAXIM TEP, INC.

CONVERTIBLE PROMISSORY NOTE

Full Payment Due Date before October 31, 2007

BORROWER	LENDER
Maxim TEP, Inc. 9400 Grogan's Mill Rd The Woodlands, Texas 77380	Braspro LLC 7926 North Wellington Court Houston Texas 77055.

PRINCIPAL AMOUNT:	$2,000,000.00
EFFECTIVE DATE OF NOTE:	November 1, 2006
INTEREST RATE :	Ten Percent (10%) per Annum paid every 90 days

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PROMISE TO PAY. **Maxim TEP, Inc.**, a Texas corporation ("Borrower"), promises to pay to the order of Braspro LLC . a Texas Corporation ("Lender"), in lawful money of the United States of America, the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00 USD), ("**Principal Amount**") together with the lesser of (A) the Maximum Lawful Rate, or (B) (i) simple interest assessed at the rate per annum equal to Ten percent (10%) ("Interest") on the unpaid principal balance of said principal amount from the date hereof until paid in full. No provision in this Convertible Promissory Note ("Note") or any other loan document executed by Borrower evidencing the obligation will require the payment or permit the collection of interest in excess of the maximum permitted bylaw ("Maximum Lawful Rate"). If excessive interest is provided for in any document or instrument, Borrower is freed from any obligations to the excess amount, and Lender and Borrower will amend the offending provision to fully comply with Arkansas law.

COLLATERAL CONSIDERTION: Mineral Interests defined as Leases and Wells, Oil and Gas production, Equipment facilities for operation and Acquired Interests equal to 25%

working interest ("Acquired Interest") sold to the Borrower by the Lender on the Effective Date of November 1st 2006.. Such Mineral Interests and Acquired Interests were registered and owned by the Lender and subsequently sold to he Borrower and the Borrower issues this Note as promise for Payment The Borrower and Lender agree herein that any Overriding Royalty Interests owned and registered by the Lender are not included in the Collateral Consideration of this Note. Borrower and Lender agree that the Collateral Consideration of this Note are the Mineral Interests and the Acquired Interests located in the Lands where the Leases and Wells and the associated equipment and facilities are located in certain oil and gas leasehold interests of various property located in 720 Acres more or less in Township 16 South, Range 28 West, Section 33: E/2, E/2 W/2 Section 34: NW/4, W/2 SW/4, Miller County, Arkansas operated by Days Creek Operating Company Inc. in the area referred to as "Days Creek Unit" (the "Lands") as defined in Exhibit '1' "The Collateral Consideration" attached hereto this Note.

PAYMENT AND INTEREST. If the Lender Conversion Right is exercised or not as provided herein, Borrower will pay to the location and in the manner prescribed by Lender in writing at least two business days in advance, the outstanding Principal Amount balance of this loan and any interest due no later than October 31, 2007 ("Maturity"). Interest will accrue from the "Effective Date" which herein defined is 1st November 2006 hereof and will be paid by the Borrower to the Lender at due dates on prorated payments at Ninety Day Intervals commencing with the first Interest Payment of Fifty Thousand Dollars and No/100 ($50,000.00) on February 1st 2007 ("Interest Date"). The Borrower promises to pay Lender all subsequent equal interest payments at Ninety day intervals in the amount of Fifty Thousand Dollars ($50,000.00) up to the Maturity date when all of the outstanding Principal Amounts will have been Paid by the Borrower to the Lender and this Note has been fully repaid. If any of the Interest Dates herein fall on a week-end or Bank Holiday then the Interest or payment will be made on the day before such Bank Holiday or Week-end.

Interest will be paid in full until the Maturity Date whether or not the Principal Amount balance of this Note is converted in part to the Borrowers common stock as provided below. Borrower will pay Lender at the address and account number set forth in Exhibit '3' "Lender's Bank Account" above or at such other place as Lender may designate in writing in lawful money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

CONVERSION RIGHT.

(A) Upon Maturity and in lieu of receipt of payment of all or a portion of the outstanding Principal Amount of this Note, Lender may convert this Note, in whole or in part (the "Conversion Right"), into the number of shares of the Common Stock, $.00001 par value per share, (place holder) of the Borrower as is determined by dividing the principal amount of the Note to be converted by One Dollar and Fifty Cents ($1.50) with the converted Principal Amount equal to One Million, Three Hundred Thirty Three Thousand Three Hundred Thirty Three (1,333,333,33.00) shares of the common stock ("Shares") of the Borrower. If the full Principal Amount is not converted then the amount of Stock issued by conversion will be equal to the portion of the Principal Amount converted by the Lender divided by the One Dollar and Fifty Cents ($1.50) and will be rounded down to the nearest

share of common stock so as not to include any fraction of stock. Nothing in this Clause or Note will be construed so as to allow the Borrower to issue any payment for this Note in Shares or Stock or any other type of payment other than cash payments in United States Legal Tender. The Conversion Right herein refers to a right of Option to purchase the Shares at the Lenders sole will and discretion in part or for the full Principal Amount. If in part the outstanding balance if any will be paid according to the Full terms and conditions of this Note.

(B) In order to exercise the Conversion Right, Lender shall deliver to Borrower a fully executed written notice in substantially the form set forth as attached on **Exhibit "1" "The Conversion Notice"** together with the original Note on the Maturity Date or before with the agreement of the Borrower and Lender. Borrower will then deliver to Lender a certificate representing the number of shares of Common Stock issuable upon such conversion, and payment in full of any interest due on this Note and of any remaining outstanding Principal Amount balance in the event of a partial exercise of such Conversion Right. If the Twelve month "Term" of this Note is not completed when the Lender exercises the Conversion Right defined herein the Borrower will continue to make the payments on the outstanding balance of this Note until all obligations and the full terms and conditions of this Note are fulfilled and completed by the Borrower only to the extent of Note and accrued interest that are not converted:

(C) Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note not less than such number of shares of Common Stock as shall be issuable upon the conversion of this Note. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable.

PREPAYMENT. Borrower may on Agreement with the Lender prepay this Note in full at any time by paying the then unpaid principal balance of this Note, plus accrued simple Interest thereon.
Lender may elect at his sole discretion to exercise the Conversion Right herein as an alternative to accepting a cash prepayment. Early payments will reduce the Principal Amount balance due. Borrower agrees not to send Lender payments marked "paid in full," "without recourse," or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.

INTEREST AFTER DEFAULT. If Lender declares this Note to be in default, Lender has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full at the rate of the lesser of (i) the Maximum Lawful Rate or (ii) fifteen percent (15%) per annum compounded monthly.

DEFAULT. Each of the following shall constitute an "Event of Default" under this Note:

(1) The Borrower shall fail to pay, within ten (10) days of its due date, whether at original maturity or upon acceleration, the entire outstanding Principal Amount of the Note,

together with any accrued interest thereon, or any of the Interest payments on the dates outlined herein or any other amount payable hereunder;

(2) The Borrower shall default in the performance or observance of any term, covenant or agreement on the Borrower's part to be performed or observed pursuant to any of the provisions of this Note;

(3) The Borrower shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing; or)

(4) The Borrower merges or consolidates with or into any other Entity (unless the Borrower is the surviving or acquiring party); (2) dissolves or liquidates; or (3) sells all or substantially all of its assets except where such action by the Borrower would not have a material adverse effect on the financial condition or business of the Borrower.

(5) An involuntary proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

(6) Failure to comply with any of the Terms and Conditions of the Purchase and Sale Agreement ("Agreement") which defines the full terms and conditions of the consideration to this Note and to which this Note forms Exhibit 'F' "The Convertible Promissory Note".

LENDER'S RIGHTS UPON AN EVENT OF DEFAULT. Should any one or more Events of Default occur or exist under this Note as provided above, Lender shall have the right, at its sole option, to declare all obligations secured immediately due and payable, accelerate the maturity of this Note and proceed to enforce their payment, insisting upon immediate payment in full of the unpaid principal balance then outstanding under this Note, in addition to accrued interest, and reasonable attorneys' fees, costs, expenses and other fees and charges as provided herein. The Lender may exercise any and all rights and remedies provided by the Business and Commerce Code of Arkansas and all other rights and remedies at law or in equity notwithstanding anything to the contrary in this Note.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Arkansas without regard to any laws that might result in the application of the laws of any other jurisdiction. This Note has been delivered to and accepted by Lender in the State of Arkansas.

ATTORNEYS' FEES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender's reasonable attorneys' fees.

NEGOTIABILITY. Borrower agrees that Lender may at will and sole discretion of the Lender transfer or assign this Note to any third party without the prior written consent of the Borrower.
Lender and Borrower agree that the Borrower will not have the same transfer rights and on the Borrowers part this Note in non-negotiable and may not be transferred or assigned to any third party without the written consent of the Lender.

BORROWER'S WAIVERS. Borrower hereby waives presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion. Borrower agrees that Lender's acceptance of payment other than in accordance with the terms of this Note or Lender's subsequent agreement to extend or modify such repayment terms, or Lender's failure or delay in exercising any rights or remedies granted to Lender, shall not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Borrower further agrees that, should any Event of Default occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one Event of Default shall not be construed as a waiver or forbearance as to any other default.

AMENDMENT, SUPPLEMENT, WAIVER. This Note may only be amended or supplemented with the consent of the Borrower and the Lender.

SUCCESSORS AND ASSIGNS LIABLE. Borrower's obligations and agreements under this Note shall be binding upon Borrower's successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provisions never existed.

NOTICE THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

ARTICLE II SUMMARY

GENERAL TERMS AND CONDITIONS OF THIS NOTE

Terms of Repayment: This Note shall be repaid under the terms contained herein this Note. All payments shall be first applied to interest and the balance to principal.

Terms of Repayment (Periodic Payment): Starting with the first payment of Fifty Thousand and No/100 Dollars ($50,000.00) to be paid by the Borrower to the Lender on the First Day of February 2007 (02/01/2007) and continuing every Ninety (90) Days thereafter until the Maturity Date when the principal balance of this Note and any accrued interest have been paid in full. All payments received by the Lender shall be first applied to interest and the balance to the Principal Amount.

Late Fees: In the event that a payment due under this Note is not made within ten (10) days of the time set forth herein, the Borrower shall pay an additional late fee in the amount of Two Percent (2%) of said payment prorated for each month of non payment and this Note will be deemed to be in default after Ten days of non payment of such Interest on the date herein defined.

Place of Payment - all payments due under this note shall be wire transferred to the account of the Lender.

Defined in **Exhibit '3' "Lender's Bank Account "** attached hereto the Bank Account details which the Borrower herein agrees to pay Lender by wire transfer at sole expense of the Borrower for all of the Interest and Principal Amount payments as defined herein this Note. Borrower agrees that from time to time at the sole description of the Lender, Lender may change his Address and or Bank Account or transfer or assign this Note and the Lender's Bank Details will change. On receipt of Notice of Change of Bank Account by Lender the Borrower agrees to change the Bank Account Details in Exhibit '3' "Lender's Bank Account" and pay all future payments as directed by the Lender, assignor, heirs or owner of this Note

Prepayment - This Note may be prepaid in whole or in part only with the written acceptance of the Lender who will at the sole discretion of the Lender accept either a cash prepayment or exercise the Stock Conversion Right in part or whole amount of the outstanding Principal Amount balance. All prepayments shall first be applied to any unpaid outstanding interest, and then to Principal Amount payments in the order of their maturity.

Default - In the event of default, the Borrower agrees to pay all costs and expenses incurred by the Lender, including all reasonable attorney fees (including both hourly and contingent attorney fees as permitted by law) for the collection of this Note upon default, and including reasonable collection charges (including, where consistent with industry practices, a collection charge set as a percentage of the outstanding balance of this Note) should collection be referred to a collection agency.

Acceleration of Debt - In the event that the Borrower fails to make any payment due under the terms of this Note, or breach any condition relating to the attached Agreement, this Note or any security, Security Agreement, note, mortgage or lien granted as collateral security for this Note not cured within ten (10) days, seeks relief under the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership not vacated within sixty (60) days, the entire balance of this Note and any interest accrued thereon shall be immediately due and payable to the Lender of this Note. The lien on the Mineral Interests and titles that form the consideration of this Note attached in Exhibit 'G' "The Security Agreement" to this Note may at the discretion and will of the Lender be executed and the Property and Lands including all Lender Mineral Interests and Titles will be forfeited and returned to the ownership of the Lender.

Alternatively the Lender may elect to use all necessary legal avenues to recover the value of this Note in the Justice system of the State of Arkansas and take legal action to recover the Principal Amount and additional interest and costs from the Borrower.

Penalties for Default: The Borrower herein agrees that if the Borrower defaults on this Convertible Promissory Note or does not meet the terms of this Note resulting in the execution of the Lien and forfeiture of Mineral Interests and titles of the Lands to the benefit of the Lender; the Borrower agrees to continue to pay all Interest payments for the full term of Twelve Calendar months of this Agreement, as penalty for default.

If the Lender at his sole will and discretion decides to claim financial retribution instead of executing such Lien as described in Exhibit 'G' "The Security Agreement " for the Principal Amount plus Interest of this Note. The Interest will accrue at the rate defined herein in addition to any additional interest charged for late payment as herein defined until such Principal Amount and any and all interest to the maximum allowable by law is paid by the Borrower to the Lender in

full and the terms and conditions of this Note have been satisfied and executed in full.

Joint and Several Liability – The Borrower identified in this Note shall be jointly and severally liable for any debts secured by this Note.

Modification - No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

Transfer of the Note - The Borrower hereby requires notice of the transfer of this Note by the Lender or by any subsequent Lender of this Note and agrees to remain bound by the terms of this Note subsequent to any transfer, and agree that the terms of this Note may be fully enforced by any subsequent Lender of this Note.

Severability of Provisions - In the event that any portion of this Note is deemed unenforceable, all other provisions of this Note shall remain in full force and effect.

Choice of Law - All terms and conditions of this Note shall be interpreted under the laws of the Sate of Arkansas, USA.

Forfeiture – the Borrower and Lender agree that the Lender at his sole discretion and will is granted the right to reacquire the Mineral Interests of the Property if the Borrower defaults on this Note terms and conditions. Borrower herein agrees that no contest or counter action will be taken against the Lender in any attempt to reclaim the consideration of this Note should the Borrower default on this Note as outlined herein.

Cost of Collecting Note - All cost, fees and expenses associated with collection of the principal amount or interest due under this Note due to a Default Event shall be paid by the Borrower.

(a) Exhibits. Exhibits listed below are attached to this Note and by this reference are fully incorporated herein:

Exhibit '1'	"Conversion Right"
Exhibit '2'	"Collateral Consideration"
Exhibit '3'	"Lender's Bank Account"

NOTICES: All correspondence concerning this Note will be sent to the address of

Borrower Address:

MAXIM TEP, INC.
9400 Grogan's Mill Road – Suite #205
The Woodlands, TX 77380

With required copy to:

The Strong Firm P.C.
Waterway Plaza Two
10001 Woodloch Forest Drive, Suite 475
The Woodlands, TX 77380
ATTN: Bret L. Strong, Esq.

Lenders Address:

(Oilman) Oilman Rig & Equipment, Inc.
P.O. Box 468
Texarkana, Texas 75504-0468

(Braspro) Braspro, LLC
7926 North Wellington Court
Houston, Texas 77055

(Williams) Richard Williams
P.O. Box 85
Stamps, Arkansas 71860

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL OF THE PROVISIONS OF THIS NOTE.

EXECUTED as of the 30th day of November, 2006

MAXIM TEP, INC.

By: [signature]
Name: Dan Williams
Title: President and Chief Executive Officer

Witnessed By [signature]
Name: Don Gray Manz
Title: Business Dev. Manager
Address: 9400 Grogan's Mill Road Suit 205
The Woodlands TX 77380

EXHIBIT '1'

CONVERSION NOTICE

To Maxim TEP, Inc.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount indicated below of this Note into shares of Common Stock, $0.00001 par value (place holder) per share (the "Common Stock"), of Maxim TEP, Inc. (the "Company"), and surrenders such Note according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:

____
Date to Effect Conversion

____
Aggregate Principal Amount of Note Being Converted

____
Number of Shares of Common Stock to be Issued

____
Signature

____
Name

____
Address

EXHIBIT '2'

"The Collateral Consideration"

the Lands herein identified are defined solely for the purposes to identify the location of the Acquired Interest and Mineral Interests of the Leases and Wells where the Mineral Interests, Acquired Interests, Equipment and Facilities are the Collateral Consideration of this Note".

Property, as reflected in Exhibit 'A', located in 720 Acres more or less in Township 16 South, Ranger 28 West, Section 33: E/2, E/2 W/2 Section 34: NW/4, W/2 SW/4, Miller County, Arkansas in the oil and gas field known as the Days Creek Field in Miller County, Arkansas (Herein referred to as the "**Lands**")

Township 16 South, Range 28 West
Section 33: SE/4, NE/4 SW/4, NE/4

Township 16 South, Range 28 West
Section 33: E/2, E/2 W/2
Section 34: NW/4, W/2 SW/4

EXHIBIT '3'

"Lender's Bank Account"

Name of Bank:	Chase JP Morgan Chase Bank NA
Address of Bank:	Texas Market P.O. Box 260180 Baton Rouge, LA 70826-1180 USA
For Credit to ABA #	111000614
For further Credit to:	Michael Edmund Tuohy, Braspro LLC
Account #	000001596758613
Account Address:	7807 Long Point Houston Texas 77055 USA